Exhibit (a)(1)(i)

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benefiting more.
• EDS Stock Option Exchange Program.

Stock Option Exchange Program Site Summary

This Site Summary is designed to help you navigate the EDS Stock Option Exchange Program Web site administered by Mellon Investor Services. A brief explanation of each Web site page and accompanying screen shots explain the election process.

WELCOME

The “Welcome” page contains links to important documents to help you understand the EDS Offer to Exchange and to help you make your election. This page contains links to the complete Offer to Exchange, the Site Summary, Frequently Asked Questions and Additional Information documents. To view a document, click on the appropriate link.

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

To proceed with your election, click on the “Continue” button.

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Welcome

Welcome to the EDS Stock Option Exchange Program Web site. Before entering the Web site, please read the EDS Offer to Exchange, which describes the terms and conditions of the EDS Stock Option Exchange Program. Translated versions of the EDS Offer to Exchange and the other documents you received are available below.

Offer to Exchange(Acrobat, XXkb)

English, Français (Belgium/France), Français (Quebec), Portugués, Nederlands

Site Summary to help you navigate the Web Site (Acrobat, XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français (Quebec), Français (Belgium/France), Italiano, Nederlands, Portugués, Svenska, ‡*

Frequently Asked Questions and Additional Information (Acrobat, XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français (Quebec), Français (Belgium/France), Italiano, Nederlands, Portugués, Svenska, ‡*

To review an Internet presentation regarding EDS stock options and the EDS Stock Option Exchange Program, please click on the link below:

EDS Stock Option Presentation

Please click the Continue button to log in.    [GRAPHIC APPEARS HERE]

These documents are in Adobe Portable Document Format (PDF). You will need Adobe Acrobat Reader software to read the files. If you do not have Acrobat, please click on the icon to download the software or contact your local IT support.

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Mellon Investor Services

Step 1 – Log In

From the “Step 1 – Log In” page you will log in to the Web site.

To proceed with your election, enter the nine-digit Personal Identification Number (PIN) that you received in a letter dated 25 August 2003. Enter the PIN without spaces or hyphens and click on the “Continue” button.

If you cannot locate your PIN, please call the Mellon Call Center at 866 337 6781 from within the U.S. and Canada or 201 296 4177 from outside the U.S. and Canada. The Call Center is available Monday through Friday from 12 a.m. to 7 p.m. U.S. Eastern Time. Language assistance is available upon request.

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Step 1 - Log in

Enter the nine-digit Personal Identification Number (PIN) that you received in a letter from Mike Paolucci dated 25 August 2003.

Do not enter any spaces or hyphens.

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	[GRAPHIC APPEARS HERE]	Please note that on each page of this site, clicking on this icon will take you to the Information page. This page contains telephone numbers for contacting Mellon, as well as links to all the offer documents.
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[GRAPHIC APPEARS HERE]	Please note that on each page of this site, clicking on this icon will take you to the Information page. This page contains telephone numbers for contacting Mellon, as well as links to all the offer documents.

STEP 2 – ELECTION

The “Step 2 – Election” page displays your eligible option grants. To have all your eligible stock options cancelled and exchanged for options to be granted at a later date, check the box and click on the “Submit”’ button.

If you have previously made an election to exchange your options (the box will be checked), you may return to this page to withdraw your previous election. To do so, uncheck the box and click on the “Submit”’ button.

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Step 2 - Election

Welcome John Doe,

Your election is subject to the terms and conditions described in the EDS Offer to Exchange. Your completion of the election process using this system has the same legal effect as signing and returning a printed election form. Please note that by continuing and making an election, this election will supersede any previous election you may have made. By accepting this offer, all the stock options listed below will be cancelled and exchanged for options to be granted on or after 24 March 2004 subject to the terms of the EDS Offer to Exchange. To accept, check the box below and click on the “Submit” button.

	Grant Date*	Original Grant Price	Options Eligible for Exchange	New Grant if Exchanged
	14-May-1997	$37.3750	522	261
	28-Sep-2001	$56.8700	1,400	560
	28-Sep-2001	$56.8700	1,467	587
		Total	3,389	1,408
	☒ I elect to exchange my stock options subject to the terms and conditions as described in the EDS Offer to Exchange. [GRAPHIC APPEARS HERE]
	* Options granted from the Global Share Plan in 2002 and any option with a grant price of less than $33 are ineligible for this offer.

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Step 3 –Confirmation

The “Step 3 – Confirmation” page indicates your election to exchange your stock options. Please print this page for your records. A further confirmation of your election will be sent to you following the expiration of the offer to exchange.

Click on the “Log Out” button to end the session.

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Step 3 - Election Confirmation

Please print this page as a confirmation of your election to exchange your eligible stock options.

John Doe, you made your last election on 18-Aug-2003 1:08:38
PM U.S. Eastern Time.

Grant Date*	Original Grant Price	Options Eligible for Exchange	New Grant if Exchanged
14-May-1997	$37.3750	522	261
28-Sep-2001	$56.8700	1,400	560
28-Sep-2001	$56.8700	1,467	587
	Total	3,389	1,408

You have elected to cancel 3,389 options. We expect to grant 1,408 new options to you on or after 24 March 2004, subject to the terms and conditions of the EDS Offer to Exchange. Please be advised you may withdraw this election to exchange at any time before the offer expires by returning to this Web site. The offer will expire at
7 p.m. U.S. Eastern Time on 23 September 2003.

A further confirmation of your election will be sent to you
following the expiration of the offer to exchange. Click the “Log
Out” button below to end this session.

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Step 3 – Confirmation of No Election or
Withdrawal of Election

The “Step 3 – Confirmation of No Election or Withdrawal of Election” page is your confirmation that you have made no election or have withdrawn a previous election to exchange your stock options. Please print this page for your records.

To change your election, you can hit the “Back” button to return to “Step 2 – Election”. You may also change your election by returning to the Web site before the offer to exchange expires at 7 p.m. U.S. Eastern Time on 23 September 2003.

Click on the “Log Out” button to end the session.

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Stem 3 - Confirmation of No Election or Withdrawal of
Election

Please print this page as a confirmation of your decision not to participate in the offer to exchange or your decision to withdraw your previous election to exchange your eligible stock options.

John Doe, you made your last election on 18-Aug-2003 1:13:08
PM U.S. Eastern Time.

Grant Date*	Original Grant Price	Options Eligible for Exchange	New Grant if Exchanged
14-May-1997	$37.3750	522	261
28-Sep-2001	$56.8700	1,400	560
28-Sep-2001	$56.8700	1,467	587
	Total	3,389	1,408

You have withdrawn a previous election or have elected not to exchange your stock options. Please be advised you may change your election at any time before the offer to exchange expires by returning to this Web site. The offer to exchange will expire at 7
p.m. U.S. Eastern Time on 23 September 2003.

A further confirmation of your withdrawal will be sent to you following the expiration of the offer to exchange. Click the “Log
Out” button below to end this session.

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Log Out

The “Log Out” page displays once you have left the Web site.

To return to the Web site, go to the Welcome page.

For information on contacting the Mellon Call Center, go to the Information page.

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Log Out

Thank you.

You have left the EDS Stock Option Exchange Program Web site.

To return to the Web site, go to the Welcome Page.

For information on contacting the Mellon Call Center, go to the Information Page.

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Information

The “Information” page is available by clicking the icon from any other page on the Web site. It contains the links to all the offer documents as well as telephone numbers and the e-mail address to use to seek further assistance.

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INFORMATION

Automated Telephone Election System

To make your election using the automated telephone system, please call:

1 888 337 6788 from within the U.S. and Canada
1 201 829 0027 from outside the U.S. and Canada

To use the automated telephone election system, you will need a touch-
tone telephone.

Mellon Call Center

To speak with a customer service representative to submit your election, or to ask questions regarding the offer to exchange, the use of this Web site, or your PIN number, please contact the Mellon Call Center:

1 866 337 6781 from within the U.S. and Canada
1 201 296 4177 from outside the U.S. and Canada

The Call Center is available Monday through Friday from 12 a.m. to 7
p.m. U.S. Eastern Time. Language assistance is available upon request and reverse charge calls will be accepted.

Email Inquiries

For general inquiries, send an email to EDSinquiries@melloninvestor.com.

Offer Documents

Offer to Exchange(Acrobat, XXkb)

English, Français (Belgium/France), Français (Quebec), Portugués,
Nederlands

Site Summary to help you navigate the Web Site (Acrobat, XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français
(Quebec), Français (Belgium/France), Italiano, Nederlands, Portugués,
Svenska, ‡*

Frequently Asked Questions and Additional Information (Acrobat,
XXkb)

Deutsch, English, Español (Spain), Español (Latin American), Français
(Quebec), Français (Belgium/France), Italiano, Nederlands, Portugués,
Svenska, ‡*

These documents are in Adobe Document Format (PDF). You will need
Adobe Acrobat Reader software to read the files. If you do not have
Acrobat, please click on the icon to download the software or contact your local IT support.

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